UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           March 11, 2009
EMAGEON INC.

(Exact name of registrant as specified in charter)

Delaware	0-51149	63-1240138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(205) 980-9222
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
     On March 11, 2009, a putative shareholder class action lawsuit was filed against Emageon Inc. (the “Company”), the members of the Company’s Board of Directors (the “Company Board”) and AMICAS, Inc. (“AMICAS”) in the Superior Court Department, Suffolk County, Massachusetts. The action, styled Fishman v. Williamson, et al., alleges, among other things, that the members of the Company Board violated their fiduciary duties by failing to maximize value for the Company’s stockholders when negotiating and entering into the Agreement and Plan of Merger, dated February 23, 2009 (the “Merger Agreement”), among the Company, AMICAS and AMICAS Acquisition Corp. (“Purchaser”). The complaint also alleges that AMICAS aided and abetted those purported breaches. The plaintiff seeks, among other things, to enjoin the acquisition of the Company by Purchaser or, in the alternative, to rescind the acquisition should it occur before the lawsuit is resolved.
     The Company believes that the allegations of the plaintiff’s complaint are entirely without merit, and the Company, the Company Board and AMICAS intend to vigorously defend this action. The parties do not expect this lawsuit to have an impact on the completion of the tender offer and merger contemplated by the Merger Agreement, however, even a meritless lawsuit may carry with it the potential to delay consummation of such transactions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
	By:	/s/ John W. Wilhoite
John W. Wilhoite
Date: March 13, 2009		Chief Financial Officer